                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   QMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                  QMS, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                            [QMS LOGO APPEARS HERE]

To The Stockholders of QMS, Inc.:

  You are cordially invited to attend the annual meeting of stockholders to be held at the Adam's Mark Hotel, 64 Water Street, Mobile, Alabama, 36602, on Tuesday, January 21, 1997, at 2:00 p.m. local time.

  The principal business of the meeting will be (i) to elect one class of directors to serve a three-year term beginning January 21, 1997, (ii) to present for stockholder approval an amendment to the Company's Stock Option Plan for Directors, and (iii) to present for stockholder approval the QMS, Inc. 1997 Stock Incentive Plan. During the meeting, we also will review the results of the past year and report on significant aspects of our operations during the first quarter of fiscal 1997.

  Whether or not you plan to attend the annual meeting, please complete, sign, date, and return to the Company the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                                          Sincerely yours,


                                          /s/ James L. Busby
                                          -------------------------------------
                                          James L. Busby
                                          Chairman of the Board, President,
                                           and
                                            Chief Executive Officer

Mobile, Alabama
December 23, 1996

                                   QMS, INC.

                                ONE MAGNUM PASS
                             MOBILE, ALABAMA 36618

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               JANUARY 21, 1997

  The annual meeting of stockholders of QMS, Inc. will be held on Tuesday, January 21, 1997, at 2:00 p.m. local time, at the Adam's Mark Hotel, 64 Water Street, Mobile, Alabama, 36602.

  The meeting is called for the following purposes:

  1.To elect two persons to serve as Class II directors for a three-year term beginning in 1997;

  2. To present for stockholder approval a proposal to approve a recent amendment to the Company's Stock Option Plan for Directors;

  3.To present for stockholder approval a proposal to adopt the QMS, Inc. 1997
   Stock Incentive Plan; and

  4. To consider and act upon such other business as may properly come before the meeting or any adjournment(s).

  The Board of Directors has fixed November 25, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU CHOOSE TO ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                                          By Order of the Board of Directors,


                                          /s/ Richard A. Wiggins
                                          ------------------------------------
                                          RICHARD A. WIGGINS
                                          Secretary

Mobile, Alabama
December 23, 1996

                                   QMS, INC.
                                ONE MAGNUM PASS
                             MOBILE, ALABAMA 36618

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QMS, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders of the Company to be held Tuesday, January 21, 1997, and at any and all adjournments thereof (the "Meeting"). Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted with respect to all shares represented by it and will be voted in accordance with the directions, if any, given in such proxy. If directions are not given, the proxy will be voted (i) for the election of the persons named herein to serve as Class II directors, (ii) FOR approval of an amendment to the Company's Stock Option Plan for Directors, and (iii) FOR adoption of the QMS, Inc. 1997 Stock Incentive Plan. All expenses incurred by this solicitation shall be borne by the Company.

  Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Meeting who expresses a desire to vote his or her shares in person. A majority of the stockholders entitled to vote must be present in person, or represented by proxy, to constitute a quorum and to act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

  The terms "fiscal 1994," "fiscal 1995," "fiscal 1996," and "fiscal 1997" as used herein refer to the Company's fiscal years ended September 30, 1994, September 29, 1995, and September 27, 1996, and its fiscal year ending October 3, 1997, respectively.

                            SHARES ENTITLED TO VOTE

  The Notice of the Meeting, this Proxy Statement, and the form of proxy are first being mailed to stockholders on or about December 23, 1996. At the close of business on November 25, 1996, the record date for determining the stockholders entitled to notice of and to vote at the Meeting, there were 10,695,665 shares of common stock, $.01 par value ("Common Stock"), of the Company outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

  The election of directors requires the affirmative vote of a plurality of shares of Common Stock voting in person or by proxy at the Meeting, and the approval of the proposals regarding the Company's Stock Option Plan for Directors and the QMS, Inc. 1997 Stock Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the Meeting. Therefore, abstentions and votes withheld from director nominees will not be included in vote totals and will not be considered in determining the outcome of the election of directors. Abstentions will have the same effect as votes against the proposals regarding the Company's plans, but broker non-votes will have no effect on the voting of such proposals.

               YOUR BOARD OF DIRECTORS URGES YOU TO SIGN, DATE,
                   AND RETURN THE ENCLOSED PROXY CARD IN THE
                       ENCLOSED POSTAGE-PREPAID ENVELOPE

                       PROPOSAL 1--ELECTION OF DIRECTORS

DIRECTORS AND DIRECTOR NOMINEES

  The Company's Certificate of Incorporation provides for three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. At the Meeting, two nominees for the Class II positions will be considered. The Class I and Class III directors have one year and two years, respectively, remaining in their terms of office.

  The Company's Certificate of Incorporation and Bylaws provide that the Company shall have at least five and no more than ten directors, the exact number to be determined by resolution of the Board of Directors from time to time. The Board has, by resolution, set the number of directors at nine. Mr.
G. William Speer resigned his position on the Board of Directors effective September 30, 1996 leaving one vacancy of a Class II director on the Board. The Company will seek to identify candidates who might fill this vacancy; however, no specific nominee has yet been selected. The persons named as proxies will not vote the proxies for a greater number of persons than the number of nominees named herein. Following the Meeting, the Board of Directors may elect to fill this vacancy pursuant to the authority vested in it by the Company's Bylaws.

  It is the intention of the persons named as proxies to vote the proxies for the election as Class II directors of the Company of the persons named below, each of whom is currently a director, unless the stockholders direct otherwise in their proxies. In the event any of the nominees named below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The election of the nominees to the Board of Directors requires the presence, by proxy or in person, of the holders of a majority of all shares of the Company's Common Stock entitled to notice of and to vote at the Meeting and the affirmative vote of the holders of a plurality of the shares voted at the Meeting.

  Set forth below is certain information furnished to the Company by each of the Company's directors, including each of the nominees.

                      YOUR BOARD OF DIRECTORS RECOMMENDS
                    THAT STOCKHOLDERS VOTE FOR THE ELECTION
                         OF THE NOMINEES FOR DIRECTORS

NOMINEES FOR DIRECTORS

                   CLASS II DIRECTORS --- TERM EXPIRING 2000

  DONALD L. PARKER, PH.D.(/1/) (age 51) has been a director of the Company since 1979 and an executive officer since 1981. Since 1981, he has served as the Company's Executive Vice President and Chief Technology Officer (formerly Executive Vice President, Products and Technology; formerly Senior Vice President, Marketing and Technology; and formerly Senior Vice President, Corporate Technology).

  F. RIGDON CURRIE (age 66) has been a director of the Company since October 1996. He was a general partner of Pacific Venture Partners from 1983 to 1994, and has been a special limited partner of MK Global Ventures since 1988. He is also a director of Wonderware Corporation (a manufacturing software company), DISC, Inc. (a manufacturer of robotic digital storage libraries), Document Technologies, Inc. (a manufacturer of high resolution display systems) and four private companies. He is Chairman of the Board of Opportunity Capital Corporation (a minority venture capital firm) and a member of two non-profit boards.

--------
(/1/) Mr. Dow and Dr. Parker are brothers-in-law of Mr. Busby.

DIRECTORS CONTINUING IN OFFICE

               CLASS I DIRECTORS --- CURRENT TERM EXPIRING 1998

  JAMES L. BUSBY(/1/) (age 50) has been a director and President, Chief Executive Officer, and Chairman of the Board of the Company since 1977.

  LUCIUS E. BURCH, III (age 55) has been a director of the Company since 1983. He has been President of Massey Burch Investment Group, Inc. (an investment management and venture capital firm) since 1981 and Chairman of Massey Burch Investment Group, Inc. since 1990. He is also a director of Titan Holdings, Inc. (an insurance holding company), Norrell Corporation (a provider of temporary personnel to businesses), and Physicians Resource Group (a provider of physicians practice management services).

  JACK EDWARDS (age 68) has been a director of the Company since July 1996. He has been a senior member of the law firm of Hand Arendall, L.L.C. since 1985 and was a member of the U.S. House of Representatives for twenty years. He is also a director of The Southern Company (a parent firm of five electric utilities) and Northrop Grumman Corporation (a manufacturer of defense and electronics systems), and has served on the Board of Trustees of the University of Alabama System since 1988.

              CLASS III DIRECTORS --- CURRENT TERM EXPIRING 1999

  MICHAEL C. DOW(/1/) (age 49) has been a director of the Company since 1977 and was an executive officer from 1977 until January 1989. He served the Company in a consulting capacity from February 1989 to January 1992. From 1977 to January 1989, he served the Company in various capacities, including Senior Vice President, Marketing and Service; Senior Vice President, Marketing; Senior Vice President, Sales and Customer Technical Service; Senior Vice President, Sales and Customer Support; and Senior Vice President, Sales and Services. Since October 1989, he has served as Mayor of the City of Mobile, Alabama.

  S. FELTON MITCHELL, JR. (age 51) has been a director of the Company since 1987. He has been President, S. Felton Mitchell, Jr., P.C. (attorney) since 1987 and sole proprietor, S. Felton Mitchell, Jr., CPA (accounting) since 1986. He is also a director of Mobile Gas Service Corporation.

  CHARLES D. DALEY (age 62) has been a director of the Company since 1990. Mr. Daley retired from the Company in July 1995 but continues to serve on the Company's Board of Directors. From 1988 until his retirement in 1995, he served as the Company's Executive Vice President, Finance and Administration (formerly Senior Vice President, Finance and Administration), Treasurer, and Chief Financial Officer. Prior thereto, he was Vice President, Finance and Administration at Megatek Corp., a subsidiary of United Telecommunications, Inc. (a CAD/CAM terminal manufacturer).

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During fiscal 1996, the Board of Directors met four times. All incumbent members of the Board attended at least 75% of the total number of Board meetings and meetings of committees of which they were members.

  During fiscal 1996, the Audit Committee met four times. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Messrs. Mitchell (Chairman), Edwards, and Burch.

  During fiscal 1996, the Compensation Committee met four times. The Compensation Committee is responsible for recommending and reviewing the compensation, including fringe benefits, of the executive officers and directors of the Company and for administering the Company's stock option plans. The current members of the Compensation Committee are Messrs. Burch (Chairman), Currie, and Daley.

--------
  (/1/) Mr. Dow and Dr. Parker are brothers-in-law of Mr. Busby.

  The Company has no nominating committee.

DIRECTOR COMPENSATION

  No remuneration is paid to executive officers of the Company for services rendered in their capacities as directors. The Company pays fees to non-employee directors of $1,500 per month, plus $750 for each day, or part thereof, spent in meetings of the Board of Directors or committees thereof. Non-employee directors who are members of a committee are paid an additional $2,000 a year for each committee on which the non-employee director serves. Non-employee directors may elect to receive stock options pursuant to the QMS, Inc. Stock Option Plan for Directors in lieu of cash compensation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company or representations that no Forms 5 were required, the Company believes that during fiscal 1996 all of the Company's directors and executive officers complied with all Section 16(a) filing requirements.

                              EXECUTIVE OFFICERS

  The executive officers of the Company serve at the discretion of the Board of Directors and as of November 25, 1996 included James L. Busby, Donald L. Parker, Gerald G. Roenker, Albert A. Butler, Richard A. Wiggins, Allen F. Yuhas, Raymond H. Alstadt, and Joseph H. Niknejadi.

  MR. ROENKER (age 47) has been Executive Vice President and Chief Operating Officer of the Company since September 1995 and Chief Financial Officer since February 1996. Mr. Roenker also served as Treasurer of the Company from September 1995 to October 1996. Mr. Roenker worked as a consultant with the Company from January through September 1995. Prior thereto, Mr. Roenker worked for Roenker Bates Group, a management consulting firm which he founded in 1989; prior thereto, he was Chief Financial Officer at KZF, Inc. (a midwest design firm) from 1979 to 1989.

  MR. BUTLER (age 54) has been Senior Vice President, Operations of the Company since April 1992; from January 1991 to April 1992, he was Vice President, Corporate Materials and Logistics. Prior thereto, Mr. Butler was Manager of Logistics at General Electric Co. (a manufacturer of electronics).

  MR. WIGGINS (age 48) has been Senior Vice President, Finance and Administration, Treasurer, and Secretary of the Company since October 1996; he was Vice President and Corporate Controller of the Company from July 1996 to October 1996. Prior thereto, Mr. Wiggins was Executive Vice President of Finance and Chief Financial Officer of First Image Management Company (a producer of comprehensive document solutions) from July 1993 to November 1995 and Vice President--Chief Financial Officer of Wedlo, Inc. (a vertically integrated jewelry manufacturer and retailer) from August 1991 to July 1993.

  MR. YUHAS (age 48) has been Senior Vice President, Sales and Marketing, of the Company since July 1996. Prior thereto, Mr. Yuhas was Senior Vice President of Worldwide Sales at Storage Dimensions, Inc. (a disk and tape storage vendor) from July 1994 to July 1996 and Senior Vice President of Worldwide Sales and Service for RasterOps Corporation (a producer of videographics technology) from August 1992 to July 1993. Mr. Yuhas was previously employed by the Company from 1987 to 1992 as Senior Vice President of Worldwide Sales and Service.

  MR. ALSTADT (age 48) has been Vice President, Products and Technology, of the Company since October 1995. Prior thereto, Mr. Alstadt served as Vice President of Product Engineering from March 1994 to October 1995, as Executive Director of Product Engineering from October 1990 to March 1994, and as Director of Product Engineering from April 1990 to October 1990. Prior to joining the Company, Mr. Alstadt was a senior program manager at Avex (an electronic contract manufacturer).

  MR. NIKNEJADI (age 50) has been Vice President, National Service, of the Company since October 1990. Prior thereto, Mr. Niknejadi served as Executive Director, Customer Service and Support from May 1989 to October 1990 and as Manager, Customer Service from October 1988 to May 1989. Prior to joining the Company, Mr. Niknejadi was Northeast Regional Service Manager for Paradyne Corporation (a communications equipment manufacturer).

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of November 25, 1996 regarding the amount of Common Stock beneficially owned by each of the executive officers whose names appear in the "Summary Compensation Table" included herein ("named executive officers"), each director and director nominee of the Company, all directors and officers of the Company as a group, and each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock. All shares shown reflect sole voting and investment power except as otherwise noted.

  According to rules adopted by the SEC, a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right of conversion of a security, or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding.

                                NUMBER OF SHARES AND NATURE
                                OF BENEFICIAL OWNERSHIP AT
                                     NOVEMBER 25, 1996
                               --------------------------------------
                                   VOTING OR                OPTIONS
                               INVESTMENT POWER           EXERCISABLE
                               ---------------------       WITHIN 60  PERCENT OF
        NAME OF GROUP          SOLE(/1/)     SHARED          DAYS     CLASS(/2/)
        -------------          ---------     -------      ----------- ----------
James L. Busby(/3/)..........   559,943(/4/)       0        150,000       6.5%
Donald L. Parker, Ph.D.......     6,045       30,517(/5/)    88,000       1.2%
Gerald G. Roenker............     1,000        3,000(/6/)    62,500         *
Albert A. Butler.............     6,011        1,000(/5/)    28,400         *
Gregory R. Jones(/7/)........         0            0              0         *
Lucius E. Burch, III.........    14,740       23,425(/8/)    50,828         *
Michael C. Dow...............    19,000       40,467(/5/)    27,716         *
S. Felton Mitchell, Jr.......         0            0         43,828         *
Charles D. Daley.............         0        3,000(/5/)    55,250         *
Jack Edwards.................         0        1,000(/5/)         0         *
F. Rigdon Currie.............         0            0              0         *
All current directors and
executive officers as a group
(14 persons).................   608,852      102,509        545,922      11.2%

--------
*  Indicates beneficial ownership of less than 1.0%.
(1) Includes shares held in the Company's 401(k) plan as follows: Dr. Parker, 6,045; Mr. Butler, 6,011; and all directors and executive officers as a group, 13,019. It also includes shares held in the Company's Employee Stock Purchase Plan as follows: All current directors and executive officers as a group, 150.
(2) For each person named and the group identified in the table, "Percent of Class" has been calculated assuming the exercise of all options exercisable by that person or group within 60 days after November 25, 1996.
(3) Mr. Busby's address is 6106 Cottage Hill Road, Mobile, Alabama 36609.
(4) Includes 17,000 shares held by his spouse, as to which Mr. Busby has no voting or investment power and disclaims beneficial ownership.
(5) Voting and investment power shared with spouse with respect to the indicated shares.
(6) Voting and investment power shared with Roenker Bates Group with respect to the indicated shares.
(7) Mr. Jones resigned his position as an executive officer of the Company as of September 30, 1996.
(8) Of the indicated shares, 5,000 are held of record by Mr. Burch's spouse and 18,425 are held of record by a trust of which Mr. Burch is a beneficiary and a co-trustee. Mr. Burch disclaims beneficial ownership of all shares held by his spouse.

                         EXECUTIVE COMPENSATION TABLES

  The following tables present certain information concerning the cash compensation and stock options provided to the named executive officers. The notes to these tables provide more specific information regarding compensation. The executive officer compensation policies of the Board of Directors are discussed in more detail in the Compensation Committee Report.

                                    TABLE I

                          SUMMARY COMPENSATION TABLE

  This table presents the total compensation earned during or with respect to fiscal 1996, fiscal 1995, and fiscal 1994 by the Company's Chief Executive Officer and its four most highly compensated executive officers during fiscal 1996 other than the Chief Executive Officer. The Company has outstanding no stock appreciation rights ("SARs") and no shares of restricted stock.

                                                               LONG-TERM
                                                              COMPENSATION
                                                                 AWARDS
                                                              ------------
                                    ANNUAL COMPENSATION($)
                                 ----------------------------  SECURITIES
                                                 OTHER ANNUAL  UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL     FISCAL  SALARY  BONUS  COMPENSATION   OPTIONS    COMPENSATION
        POSITION           YEAR  ($)(/1/)  ($)     ($)(/2/)       (*)        ($)(/3/)
   ------------------     ------ -------- ------ ------------ ------------ ------------
James L. Busby             1996  480,922       0        0             0      110,888
Chairman, President, and
CEO                        1995  595,832       0        0        10,000      183,070
                           1994  593,685       0        0        10,000       52,589
Donald L. Parker, Ph.D.    1996  274,818       0        0             0       82,102
Executive Vice
President,                 1995  320,137   1,500        0         5,000      122,667
Products & Technology      1994  318,235       0        0         5,000       43,663
Gerald G. Roenker          1996  274,615       0    4,032             0            0
Chief Operating Officer    1995        0       0        0             0            0
                           1994        0       0        0             0            0
Albert A. Butler           1996  156,763       0        0             0        5,250
Sr. Vice President,
Operations                 1995  179,558   1,500        0         5,000        5,250
                           1994  149,916       0        0         5,000        5,068
Gregory R. Jones(/4/)      1996  153,846  15,000        0             0        5,142
Vice President, General
Counsel,                   1995  121,538   1,500        0             0        3,616
and Secretary              1994   94,769       0        0             0        3,010

--------
*  Number of shares.
(1) Amounts reported in the "Salary" column include automobile allowance for Messrs. Busby and Butler and Dr. Parker and accounting services for Mr. Busby and Dr. Parker for all three fiscal years but such amounts do not exceed the lesser of $50,000 or 10% of such officer's salary for such year.
(2) Amount reported in the "Other Annual Compensation" for Mr. Roenker represents reimbursed relocation expense.
(3) Includes for Mr. Busby: $5,250 contributed on his behalf to the Company's 401(k) Plan, $4,650 for life insurance premiums paid on his behalf, and $100,988 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Dr. Parker: $5,250 contributed on his behalf to the Company's 401(k) Plan, $3,431 for life insurance premiums paid on his behalf, and $73,421 accrued in connection with a supplemental executive retirement benefits agreement. Includes for Mr. Butler: $5,250 contributed on his behalf to the Company's 401(k) Plan. Includes for Mr.
    Jones: $5,142 contributed on his behalf to the Company's 401(k) Plan.
(4) Mr. Jones resigned from his position as an executive officer of the Company as of September 30, 1996.

                                   TABLE II

                        FISCAL 1996 STOCK OPTION GRANTS

  The following table presents information regarding options to purchase shares of Common Stock that were issued by the Company to its named executive officers in fiscal 1996 that may be exercised to purchase shares of Common Stock. The Company granted no SARs during fiscal 1996.

                                        INDIVIDUAL GRANTS
                           --------------------------------------------
                                        % OF TOTAL
                            NUMBER OF    OPTIONS
                            SECURITIES  GRANTED TO EXERCISE              GRANT
                            UNDERLYING  EMPLOYEES  OR BASE                DATE
                             OPTIONS    IN FISCAL    PRICE   EXPIRATION  VALUE
           NAME            GRANTED(/1/)    YEAR    ($/SHARE)    DATE    ($)(/2/)
           ----            ------------ ---------- --------  ---------- --------
James L. Busby............    10,000       2.0%     $5.625    1/23/06   $23,595
Donald L. Parker, Ph.D....    10,000       2.0%     $5.625    1/23/06   $23,595
Gerald G. Roenker.........    10,000       2.0%     $5.625    1/23/06   $25,762
Albert A. Butler..........     6,000       1.2%     $5.625    1/23/06   $14,157
Gregory R. Jones..........     5,000       1.0%     $5.625    1/23/06   $11,797

--------
(1) All options granted to the named executive officers were granted on January 23, 1996. These options become exercisable in 20% increments annually beginning on the date of grant (except for Mr. Roenker's option which becomes exercisable in 25% increments annually beginning on the first anniversary of the date of grant) and are subject to accelerated vesting in whole or in part upon a "change of control" as defined in the Company's 1987 Stock Option Plan.
(2) This column represents the present value of the options on the date of grant using the Black-Scholes option pricing model adapted for the Company's Common Stock, utilizing the following assumptions: three-year stock price volatility of 0.5394; no dividend yield; expected term to exercise of 456 days; interest rates equal to the U.S. Treasury Note rates in effect at the date of the grant (approximately 6%) for the expected term of the option, and no adjustment for non-transferability or forfeiture. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value to be realized by an executive will be at or near the value estimated by the Black-Scholes model.

                                   TABLE III

                AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                         FISCAL YEAR-END OPTION VALUES

  The following table presents information regarding options exercised for shares of the Company's Common Stock during fiscal 1996 and the value of unexercised options held at September 27, 1996. The Company has no outstanding SARs.

                                                                           VALUE OF UNEXERCISED
                                                 NUMBER OF SECURITIES          IN-THE-MONEY
                                                UNDERLYING UNEXERCISED      OPTIONS AT 9/27/96
                            SHARES     VALUE      OPTIONS AT 9/29/96             ($)(/1/)
                          ACQUIRED ON REALIZED ------------------------- -------------------------
          NAME             EXERCISE     ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- -------- ----------- ------------- ----------- -------------
James L. Busby..........        0       $ 0      143,000      22,000       $   250      $ 1,000
Donald L. Parker, Ph.D..        0         0       82,000      17,000           250        1,000
Gerald G. Roenker.......        0         0       50,000      20,000        68,750       15,000
Albert A. Butler........        0         0       24,800      13,200           150          600
Gregory R. Jones........        0         0       14,200      16,300         1,913        5,150

--------
(1) Based on the closing price on the New York Stock Exchange--Composite Transactions of the Company's Common Stock on that date ($5.75).

STOCK PERFORMANCE GRAPH

  The following graph compares the Company's five-year cumulative total return to the S&P 500 and the S&P Computer Systems Composite Index over the five-year period beginning on September 28, 1991 and ending September 27, 1996. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500, and the S&P Computer Systems Composite Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                         [GRAPH APPEARS HERE]


                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG S&P 500, S&P COMPUTER SYSTEMS INDEX AND QMS, INC. INDEX

                                                        S&P
Measurement period                   S&P 500      Computer Systems     QMS, Inc.
(Fiscal year covered)                                  Index             Index
---------------------                -------      ----------------     ---------
Measurement PT -
09/28/91                             $100.00      $100.00              $100.00

FYE 09/27/92                         $111.05      $ 83.55              $ 32.07
FYE 09/27/93                         $125.41      $ 55.90              $ 39.67
FYE 09/27/94                         $130.08      $ 81.67              $ 41.30
FYE 09/27/95                         $168.64      $117.83              $ 19.57
FYE 09/27/96                         $202.81      $142.05              $ 45.11




                             EXECUTIVE AGREEMENTS

  The Company has entered into an Executive Agreement with each of Mr. Busby and Dr. Parker. Each agreement will remain in effect so long as the executive remains employed by the Company and thereafter until all payments to which the executive is entitled under the agreement have been made. Among other things, each agreement provides that if, within 18 months after the date of a Change of Control (as defined in each agreement), while the executive is employed by the Company, (i) the executive's employment is involuntarily terminated (except for cause) or (ii) the executive voluntarily terminates his employment because of material changes in the nature or scope of his duties or employment (including a change of the principal place of performance of his duties) or the reduction of his compensation without his consent, then the executive may exercise his rights to receive payments under the agreement (the "Executive Payment"), including a cash payment of 299% of his "base amount," as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"). If the executive dies before the payment is made, his legal representative is entitled to receive the Executive Payment.

  Under the agreement, a "Change of Control" of the Company means (i) the acquisition by any individual, entity, or group (other than an employee benefit plan of the Company) of 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors or (ii) a change in the composition of the Board of Directors such that the persons who either were directors on the date of the agreement, or who became directors subsequent to such date and whose election or nomination to the Board of Directors was duly approved by the persons who were directors on the date of the agreement, shall not constitute a majority of the members of the Board of Directors.

  Each agreement also provides for the payment of all costs and expenses incurred by the executive to (i) defend the validity of the agreement, (ii) contest any determinations by the Company concerning the amounts payable by the Company under the agreement, (iii) determine in any tax year of the executive the tax consequences to the executive of any amounts payable (or reimbursable) under the agreement, or (iv) prepare responses to an Internal Revenue Service audit of, and otherwise defend, his personal income tax return for any year which is the subject of any such audit or any adverse determination, administrative proceeding, or civil litigation arising therefrom that is occasioned by or related to an audit by the Internal Revenue Service of the Company's income tax returns.

  Should any of the payments or reimbursements that are provided for under the agreement to be paid to or for the benefit of the executive or payments or benefits under any other plan, agreement, or arrangement between the executive and the Company, be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code or any successor or other comparable federal, state, or local tax law, the Company shall pay to the executive such additional compensation as is necessary to place the executive in the same after-tax position he would have been in had no such tax been paid or incurred by the executive.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                      THE BOARD OF DIRECTORS OF QMS, INC.

  The Compensation Committee of the Board of Directors is currently composed of three non-management directors, Messrs. Burch (Chairman), Currie, and Daley. The Committee is responsible for setting overall policies that govern the Company's compensation programs, administering certain of the Company's equity compensation plans, and establishing the cash compensation of executive officers.

  The Company's executive compensation programs are designed to attract, reward, and retain key executives who will continue to lead the Company in achieving its objectives in a highly competitive and fast-changing industry.

  The cash compensation for each of the Company's executives consists of a base salary and an annual incentive program. Long-term incentives consist of stock options granted under the Company's 1984 and 1987 Stock Option Plans.

CASH COMPENSATION--BASE SALARIES

Base salary targets are established by reviewing published survey data and compensation information contained in proxy statements regarding similar positions held by executives of other high technology/electronics firms of approximately the same size as the Company. The Compensation Committee then chooses to pay the executive at, above, or below his base salary target according to a subjective determination by the Compensation Committee based upon the following two factors:

1. The executive's job performance in the Company's last fiscal year and
2. The executive's perceived potential to contribute to the Company's performance in the upcoming fiscal year.

  Final decisions regarding the establishment of base salary targets and levels of base salaries are made independently by the Compensation Committee. The Committee does, however, solicit input from the Company's Chief Executive Officer, Executive Vice President, and Chief Financial Officer on the level of performance of executives reporting to them. Base salary adjustments may be made within a fiscal year based on the executive's performance and contribution to the Company's results of operations during that period.

  For fiscal 1996, in light of the Company's recent results of operation and financial position, the Compensation Committee set base salaries for the Company's Chief Executive Officer and other executive officers at levels which were below the amounts of such base salaries for prior years. The results of such actions are reflected in the Summary Compensation Table set forth above.

CASH COMPENSATION--ANNUAL INCENTIVE PROGRAMS

  The Compensation Committee believes that an annual cash compensation program tied to the Company's performance provides appropriate short-term incentives to the Company's key executive officers. Accordingly, Mr. Busby and Dr. Parker participate in an annual cash incentive program that requires the Company to achieve a certain earnings per share level before any payments may be made. The earnings per share levels are established by the Compensation Committee upon recommendation by the Executive Vice President and Chief Financial Officer of the Company each year and are generally set at levels providing for an increase in earnings per share over the prior year before any incentive compensation is earned. The threshold earnings per share target level for fiscal 1996 was $0.47 per share. If such earnings had been achieved, each of Mr. Busby and Dr. Parker would have received an additional cash payment equal to 18% of his base salary. If higher earnings per share levels had been achieved, they would have been eligible to receive correspondingly higher bonus amounts. The Committee's philosophy is that executive base salaries should be competitive within the industry and should be paid regardless of the Company's performance so long as the officer retains his position, but that the annual incentive portion of executive compensation should not be paid unless stockholders benefit from improved earnings per share. Because target earnings per share levels were not attained in fiscal years 1994, 1995, or 1996, no payments were made under this program for those years.

STOCK OPTION PROGRAMS

  The Compensation Committee believes that management ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management and stockholders. To that end, the Compensation Committee has historically granted stock options at option prices not less than the fair market value of the Common Stock on the grant date. Any gain from the exercise of the stock options will occur only when the price of the Company's Common Stock increases above the option grant price. This situation, in turn, means that stockholder value is being enhanced. In fiscal 1996, the Compensation Committee granted stock options to the named executive officers as outlined in Table II above setting forth fiscal 1996 stock option grants.

COMPENSATION--CHIEF EXECUTIVE OFFICER

  The Compensation Committee considers the information set forth above concerning compensation paid to executives by other companies in setting the compensation of Mr. Busby as the Chief Executive Officer of the Company. The Committee's objective in setting Mr. Busby's compensation has been that his salary be at the high end of a range of salaries paid to chief executive officers of companies in the high technology/electronics industry of approximately the same size as the Company. However, with respect to fiscal 1996, the Compensation Committee reduced Mr. Busby's base salary below levels of prior years as set forth under "Cash Compensation--Base Salaries." In addition, the Committee approves the performance objectives set forth in an annual incentive plan described above, which is designed to permit Mr. Busby (as well as the other officer-participants in the annual incentive plan) to earn additional compensation if certain earnings per share levels are achieved. See the discussion under "Cash Compensation--Annual Incentive Programs" above. The Committee also granted stock options to Mr. Busby in fiscal 1996 based on the philosophy described under "Stock Option Programs" above. See "Table II--Fiscal 1996 Stock Option Grants" for the terms of such options.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

  Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. It has been determined that no portion of anticipated compensation payable to any executive officer in 1996 would be non-deductible. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for executive officers.

                    Submitted By the Compensation Committee
                           of the Board of Directors

     Lucius E. Burch, III      F. Rigdon Currie*        Charles D. Daley*

  The foregoing Report of the Compensation Committee shall not be deemed to constitute soliciting material and shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Stockholders on form 10-K.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Burch, Mitchell and Speer served on the Compensation Committee during fiscal 1996. Mr. Speer is a partner in the law firm of Powell, Goldstein, Frazer & Murphy of Atlanta, Georgia, which acts as corporate counsel for the Company.

                                   AUDITORS

  The firm of Deloitte & Touche LLP has served as the Company's independent certified public accountants since 1980. The appointment of auditors is a matter for determination by the Audit Committee of the Board of Directors and is not being submitted to the stockholders for approval or ratification. A representative of this firm is expected to attend the Meeting, to respond to questions from stockholders, and to make a statement if he so desires.

                           PROPOSAL 2--AMENDMENT OF
                   QMS, INC. STOCK OPTION PLAN FOR DIRECTORS

INTRODUCTION

  On October 23, 1996, the Board of Directors approved an amendment (the "Amendment") of the QMS, Inc. Stock Option Plan for Directors (the "Directors' Plan"), subject to stockholder approval. A copy of the amendment to the Director's Plan is attached hereto as Appendix A. The Amendment increases the aggregate number of shares of the Company's Common Stock that may be issued pursuant to the Directors' Plan from 125,000 to 250,000.

  The purpose of the Directors' Plan is to advance the interests of the Company by encouraging and enabling the acquisition of Common Stock by the Company's non-employee directors, upon whose judgment and ability the Company relies to attain its long-term growth and development, to promote a close identity of interests among the Company, such directors, and stockholders of the Company, and to provide a means to attract and retain well-qualified directors.

  The Directors' Plan includes an opportunity for non-employee directors to receive stock options at a below-market exercise price (50% of the Fair Market Value, as defined in the Directors' Plan, of a share of Common Stock on the date of grant) as an alternative to the payment of directors' fees in cash. In addition, the Directors' Plan provides the opportunity for the Company to eliminate the cash cost of directors' annual retainer fees to the
--------
* Mr. Currie and Mr. Daley were appointed to serve on the Compensation Committee on September 30, 1996, and therefore did not participate in the deliberations of the Committee during fiscal 1996.

extent the directors elect to receive options in lieu of cash. Further, when any option is exercised, the Company generally will be able to deduct for federal income tax purposes any difference between the option price and the market price of Common Stock (see "Federal Income Tax Matters"). If the Amendment is not approved by the Company's stockholders, the Directors' Plan will effectively terminate because there are no available shares authorized for issuance or delivery upon the exercise of options granted under the Directors' Plan since January 23, 1996. The Board of Directors believes that it is in the best interests of the Company to continue the Directors' Plan. Accordingly, the Board of Directors has approved the Amendment increasing the number of shares available under the Directors' Plan and recommends a vote in favor of the Amendment to the Directors' Plan.

  The terms of the Directors' Plan provide for the grant of nonqualified stock options. The Directors' Plan is not subject to the Employee Retirement Income Security Act of 1974, nor is it qualified under Code Section 401(a). The Directors' Plan will terminate on January 24, 2004 unless terminated by the Board of Directors at an earlier date.

  The following description of the Directors' Plan is qualified in its entirety by reference to the applicable provisions of the Directors' Plan as so amended and agreements related to the Directors' Plan.

TERMS OF THE DIRECTORS' PLAN

  Administration. The Directors' Plan is administered by a committee (the "Committee") of employee directors appointed by the Board of Directors. Subject to the express provisions of the Directors' Plan, the Committee has full and final authority to interpret the Directors' Plan, adopt, amend, and rescind rules and regulations relating to the Directors' Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Directors' Plan. The Committee's decisions and determinations on all matters relating to the Directors' Plan are in its sole discretion and are conclusive.

  Eligibility. All non-employee directors are eligible to participate in the Directors' Plan.

  Stock Subject to Directors' Plan. By the adoption of the Amendment, the Company has authorized and reserved for issuance upon the exercise of options pursuant to the Directors' Plan 250,000 shares of Common Stock, subject to adjustment as provided in the Directors' Plan. On November 25, 1996, the closing sales price per share of the Common Stock was $5.75.

  Option Awards. The Directors' Plan provides for annual grants to each non-employee director of an option to purchase 5,000 shares of Common Stock, provided the director is first appointed to serve, or continues to serve, as a non-employee director as of the date of the annual meeting of the Company's stockholders. The exercise price shall be equal to the Fair Market Value (as defined in the Directors' Plan) of Common Stock as of the date of grant.

  Options Purchased with Retainer Compensation. The Directors' Plan also provides for the grant of options, as of the date of the annual meeting of the Board of Directors which is held in conjunction with the Company's annual meeting of stockholders, to any director who, no later than the date of such annual meeting of the Board of Directors (and subject to such other rules as the Committee may adopt from time to time), has filed with the Company an irrevocable election to receive a stock option in lieu of all or a specified portion of the Annual Director Compensation (as defined in the Directors'
Plan) expected to be earned by the director for the twelve-month period described in the Directors' Plan and defined as the "Plan Year." The director is not entitled to receive in cash any portion of the Annual Director Compensation for which an election has been made to receive an option.

  The number of shares of Common Stock subject to each option purchased by any director for a Plan Year is determined by a formula which provides that each director shall receive an option to purchase the nearest number of whole shares of Common Stock (with cash payment for fractional shares) equal to the portion of

Annual Director Compensation allocated to the purchase of the option divided by the difference between the Fair Market Value (as defined in the Directors'
Plan) on the date the option is granted and the option exercise price, which will be 50% of the market value of the stock on the date the option is granted. "Annual Director Compensation" is defined generally as the amount of fees (or portion thereof subject to the director's election) which the director shall be entitled to receive during a Plan Year for serving as a director or as a member of any committee of the Board of Directors pursuant to the policy in effect for each Plan Year, including retainers paid periodically and fees paid for attendance at or participation in meetings of the Board of Directors or any committee thereof.

  The operation of the option formula can be illustrated as follows: If the Fair Market Value of a share of the Company's Common Stock on a given date is $10.00, each director who elected to receive a stock option in lieu of hypothetical Annual Director Compensation of $21,000 for a particular Plan Year would be granted an option to purchase 4,200 shares of Common Stock at $5.00 per share (the amount of the Annual Director Compensation of $21,000 divided by $5.00). The Annual Director Compensation of $21,000 in this hypothetical example is based on $1,500 a month in retainer fees and $3,000 for preparation and attendance at four Board of Directors meetings.

  Transfer of Options. Directors may not transfer any options issued under the Directors' Plan other than by will or the laws of intestate succession. Any option issued to a director and outstanding on the date of his or her death may be exercised by the administrator of the director's estate, the executor under his or her will, or the person or persons to whom the option will have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession, but not beyond the first to occur of (i) the first anniversary of the director's death or (ii) the specified expiration date of the option; provided, however, that an option that is not exercised prior to the anniversary of the director's death and which remains exercisable on the first anniversary will be deemed exercised on the first anniversary of the date of death to the extent the then Fair Market Value of the shares subject to the option exceeds the option exercise price and payment of such exercise price will be effected by withholding a number of shares of Common Stock otherwise issuable pursuant to the option, the Fair Market Value of which on such anniversary is equal to the exercise price. If the Fair Market Value of the Common Stock on the first anniversary of the director's death equals or is less than the option exercise price, then the option will be deemed to have expired unexercised.

  Exercise of Options. The optionee may pay for shares purchased pursuant to exercise of any option (i) in cash, (ii) by delivering to the Company a number of shares of Common Stock the director has beneficially owned at least six months before the date of exercise and having an aggregate Fair Market Value of at least the product of the exercise price multiplied by the number of shares the director intends to purchase upon exercise of the option on the date of delivery, or (iii) in a cashless exercise through a broker. No option granted under the Directors' Plan may be exercised before the twelve-month anniversary of the date upon which it was granted; however, any option issued under the Directors' Plan will become immediately exercisable upon the director's retirement due to attainment of at least age 65, death, or disability, provided that the Committee has the discretion to delay the exercise of any option immediately exercisable due to retirement or disability prior to the six-month anniversary of the date of the stock issuance, unless the Committee is satisfied that an earlier exercise will not trigger recovery of short-swing profits under Section 16 of the Securities Exchange Act of 1934. No option granted under the Directors' Plan will be exercisable after the expiration of 20 years from the date upon which it is granted.

  Termination of Directorship. Except as otherwise provided in the Directors' Plan, the rights of a director in an option issued under the Directors' Plan will not terminate upon such director's termination as a director for any reason. That portion of an option granted under the Directors' Plan which is attributable to any portion of the Annual Director Compensation which is not earned due to termination as a director or as a member of a committee of the Board of Directors (for any reason) or because of lack of attendance or participation in any meeting of the Board of Directors or any committee thereof will automatically abate and be cancelled.

  Amendment, Modification, and Termination. The Board of Directors may terminate and in any respect amend or modify the Directors' Plan provided, however, that no such action by the Board of Directors without approval of the stockholders may (i) increase the total number of shares of Common Stock available under the Directors' Plan in the aggregate (except as otherwise provided in the Directors' Plan), (ii) extend the period during which any option may be exercised, (iii) extend the term of the Directors' Plan, (iv) change the option price, or (v) alter the class of persons eligible to receive options.

  Restrictions on Delivery of Shares; Legends. Each option will be subject to the condition that if at any time the Committee, in its discretion, determines that the listing, registration, or qualification of the shares covered by such option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such option may be withheld unless and until such listing, registration or qualification will have been effected or until receipt of appropriate representations and an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.

  Benefits. Each of Messrs. Burch, Daley, Dow, Edwards, and Mitchell received options to purchase 5,000 shares under the Directors' Plan during fiscal 1996. In addition, options to purchase 8,888, 7,466 and 8,888 shares were issued to Messrs. Burch, Dow, and Mitchell, respectively, in lieu of directors' fees during fiscal 1996.

FEDERAL INCOME TAX MATTERS

  Directors are not required to recognize income upon the issuance of options under the Directors' Plan, nor at any time before the exercise of the option or a portion thereof. When an optionee exercises an option or portion thereof, the optionee generally will be required to recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the option, and the Company is then entitled to a corresponding deduction.

VOTE REQUIRED

  The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Meeting is required to approve the Amendment to the Directors' Plan.

                      YOUR BOARD OF DIRECTORS RECOMMENDS
                  THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO
                      THE STOCK OPTION PLAN FOR DIRECTORS

                         PROPOSAL 3 - ADOPTION OF THE
                      QMS, INC. 1997 STOCK INCENTIVE PLAN

INTRODUCTION

  On October 23, 1996, the Board of Directors approved the QMS, Inc. 1997 Stock Incentive Plan (the "Incentive Plan"), the full text of which is set forth in Appendix B to this Proxy Statement. The Board of Directors adopted the Incentive Plan to replace the 1987 Stock Option Plan which otherwise would have expired on November 10, 1997. The Plan was adopted because the Board of Directors believes the Company must continue to have the capacity to grant stock incentives to its key employees and directors. In adopting the Incentive Plan, the Board of Directors also terminated the 1987 Stock Option Plan, subject to the approval by stockholders of the Incentive Plan. Therefore, if the Incentive Plan is approved by stockholders, no further awards will be made under the 1987 Stock Option Plan.

  The Incentive Plan provides the Company with increased flexibility to grant equity-based compensation to key employees and directors of the Company or any affiliate for the purpose of providing incentive to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company. Additionally, the Incentive Plan permits the Company to encourage stock ownership by employees and directors by providing the employees and directors with a means to acquire a proprietary interest in the Company, and the Incentive Plan provides the Company with a means to attract and retain key personnel. The Board of Directors has approved and seeks stockholder approval of the Incentive Plan. The Board of Directors has reserved 500,000 shares of Common Stock for issuance pursuant to awards that may be made under the Incentive Plan, subject to adjustment as provided therein. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Internal Revenue Code.

  The following description of the Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

TERMS OF THE INCENTIVE PLAN

  Administration. The Incentive Plan will be administered by a Committee (the "Committee") appointed by the Board of Directors consisting of at least 2 members of the Board of Directors all of whom may be required to satisfy "disinterested" standards under tax and securities law. The Committee has the power to determine which eligible persons receive awards and the specific terms of each award, subject to the general parameters set forth in the Incentive Plan.

  The Incentive Plan permits the Committee to make awards of both incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. The Company intends that all incentive stock options to be granted under the Incentive Plan will comply with Section 422 of the Code. The Incentive Plan gives the Committee wide latitude in determining the specific terms of any particular award; however, there are certain specific limits described in the Incentive Plan attributable to federal tax laws.

  The number of shares of Common Stock as to which an option is granted and to whom any option is granted shall be determined by the Committee in its sole discretion, subject to the provisions of the Incentive Plan. Options issuable may be made exercisable or settled at such prices and may be made terminable under such terms as are established by the Committee, to the extent not otherwise inconsistent with the terms of the Incentive Plan.

  The maximum number of shares of Common Stock with respect to which options may be granted during any fiscal year of the Company as to any eligible recipient shall not exceed 100,000, to the extent required by Section 162(m) of the Internal Revenue Code for the grant to qualify as qualified performance-based compensation.

  The Incentive Plan generally provides that all rights granted pursuant to stock incentives shall not be transferable or assignable, except by the laws of descent and distribution.

  Eligibility. All employees and directors of the Company are eligible to participate in the Incentive Plan; provided, however, that an Incentive Stock Option can only be granted to an employee of the Company. As of November 25, 1996, 865 individuals were eligible to participate in the Incentive Plan.

  Options. Each option granted pursuant to the Incentive Plan must be authorized by the Committee and evidenced by an agreement (the "Agreement") containing the terms and the conditions of the option. At the time the option is granted, the Committee shall determine whether the option is an incentive stock option or a nonqualified stock option. The Committee may permit an option exercise price to be paid in cash, by the delivery of previously owned shares of Common Stock, through a cashless exercise executed through a broker, by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld, or in whole or in part in installments with Company financing for any unpaid portion. The Incentive Plan permits the grant of both incentive and nonqualified stock options. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Incentive Plan is adopted by the Board of Directors or approved by the Company's stockholders.

  The terms of particular options may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with respect to the Company and any affiliate, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. Options may also include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. At the Committee's discretion, options that are held by an employee who suffers a termination of employment may be cancelled, accelerated, paid, or continued, subject to the terms of the applicable Agreement and to the provisions of the Incentive Plan.

  Recapitalizations and Reorganizations. The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of options or to which an option is subject, as the case may be, and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event, effected without the receipt of consideration.

  In the event of certain corporate reorganizations, options may be substituted, cancelled, accelerated, cashed-out, or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the Incentive Plan or the applicable Agreement.

  Amendment or Termination. Although the Incentive Plan may be amended by the Board of Directors without stockholder approval, the Board of Directors also may condition any such amendment upon stockholder approval if stockholder approval is deemed necessary or appropriate in consideration of tax, securities, or other laws.

  Tax Consequences. The following discussion outlines generally the federal income tax consequences of participation in the Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Incentive Plan.

  Nonqualified Options. A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

  Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

  Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

  Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the Common Stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

  Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

  No options were granted under the Incentive Plan during fiscal 1996.

STOCKHOLDER APPROVAL

  The Board of Directors seeks stockholder approval of the Incentive Plan because that portion which authorizes the grant of incentive stock options must be approved by stockholders under federal tax law. In addition, the receipt of stockholder approval will enable the Company to maximize deductions otherwise available in connection with the exercise of nonqualified stock options.

                      YOUR BOARD OF DIRECTORS RECOMMENDS
                    THAT STOCKHOLDERS VOTE FOR APPROVAL OF
                    THE QMS, INC. 1997 STOCK INCENTIVE PLAN

                   STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

  Any stockholder of the Company wishing to submit a proposal for action at the Company's annual meeting of stockholders to be held in 1998 and desiring the proposal to be considered for inclusion in the Company's proxy material relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive office not later than August 25, 1997 and must otherwise comply with the rules of the SEC relating to stockholder proposals.

                                 ANNUAL REPORT

  The Company's 1996 Annual Report to Stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy solicitation material.

                                    GENERAL

  Management does not know of any other matters to be presented at the Meeting for action by stockholders. However, if any other matter requiring a vote of the stockholders is properly presented at the Meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram, or personal interview. The Company has engaged Corporate Investor Communications, Inc. to distribute and solicit proxies for the Meeting at an estimated cost of $4,500 plus reasonable expenses. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals and beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses.

  A list of stockholders entitled to be present and vote at the Meeting will be available at the offices of the Company, One Magnum Pass, Mobile, Alabama, for inspection by the stockholders during regular business hours from January 13, 1997 to the date of the Meeting. The list also will be available during the Meeting for inspection by stockholders who are present.

  If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.


                                          /s/ Richard A. Wiggins
                                          ---------------------------------
                                          RICHARD A. WIGGINS
                                          Secretary

December 23, 1996

                                                                     APPENDIX A

                            FIRST AMENDMENT TO THE
                          QMS, INC. STOCK OPTION PLAN
                                 FOR DIRECTORS

  THIS FIRST AMENDMENT is made as of the 23rd day of October, 1996, by QMS, Inc., a Delaware corporation (the "Company").
                             W I T N E S S E T H:

  WHEREAS, the Company maintains the QMS, Inc. Stock Option Plan for Directors under an indenture dated November 18, 1993 (the "Plan");

  WHEREAS, the Company desires to amend the Plan to reflect an increase in the number of shares authorized for issuance thereunder and for other reasons; and

  WHEREAS, the Company now desires to amend the Plan, to make the changes herein embodied;

  NOW, THEREFORE, the Company does hereby amend the Plan as follows:

  1. By deleting, immediately, the first sentence of Section 3 in its entirety and by substituting therefor the following:

  "There are authorized for issuance or delivery upon the exercise of options to be granted from time to time under the Plan an aggregate of 250,000 shares of the Company's common stock, $.01 par value ("Common Stock"), subject to adjustment as provided hereinafter in Section 6."

  2. By deleting, effective November 1, 1996, the fourth sentence of Section 5 in its entirety and by substituting therefor the following:

  "No option granted under the Plan may be exercised before the twelve-month anniversary of the date upon which it was granted; however, any option granted under the Plan shall become immediately exercisable upon the retirement of the Director due to the attainment of at least age 65, death or disability; provided that the Committee has the discretion to deny the exercise of any option that becomes immediately exercisable due to retirement or disability prior to the six-month anniversary of the date of the stock issuance, unless the Committee is satisfied that an earlier exercise will not trigger recovery of short-swing profits under Section 16 of the Securities Exchange Act of 1934."

  3. Notwithstanding the foregoing, the adoption of this First Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such action within twelve months of the adoption of this First Amendment, the adoption of this First Amendment and any options granted subject to stockholder approval of the First Amendment shall be null and void.

  Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this First Amendment.

  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.

                                          QMS, Inc.

                                          By:__________________________________

                                          Title:_______________________________
ATTEST:

-------------------------------------

Title:_______________________________

     [CORPORATE SEAL]

                                                                     APPENDIX B

                                   QMS, INC.
                           1997 STOCK INCENTIVE PLAN

                             SECTION 1 DEFINITIONS

  1.1 DEFINITIONS. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

  (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

  (b) "Associate" means (1) any corporation, partnership or other organization of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (2) any trust or other estate in which the specified person has a substantial beneficial interest or as to which specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person and (4) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity which is an Affiliate of such specified person.

  (c) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Exchange Act as such Rule was in effect on the date hereof; provided, however, that any individual, corporation, partnership, Group, association or other person or entity which, directly or indirectly, owns or has the right to acquire any of the Company's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

  (d) "Board of Directors" means the board of directors of the Company.

  (e) "Cause" has the same meaning as provided in the employment agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service, or if no such definition or employment agreement exists, "Cause" means conduct amounting to (1) fraud or dishonesty against the Company or its affiliates, (2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the Company or its affiliates, or knowing violation of law in the course of performance of the duties of Participant's service with the Company or its affiliates, (3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company or affiliates' premises during regular business hours, (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any agreement to which Participant and the Company or its affiliates are party.

  (f) "Change in Control" means any one of the following events (1) when any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates and/or Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors or (2) when the Continuing Directors shall at any time fail to constitute a majority of the members of the Board of Directors.

  (g) "Code" means the Internal Revenue Code of 1986, as amended.

  (h) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Plan Section 2.3.

  (i) "Company" means QMS, Inc., a Delaware corporation.

  (j) "Continuing Director" means a director who either was a member of the Board of Directors on the date hereof, or who became a member of the Board of Directors subsequent to such date and whose election, or nomination for election by the Company's stockholders, was Duly Approved by the Continuing Directors at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such person was named as nominee for director, without due objection to such nomination.

  (k) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

  (l) "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

  (m) "Duly Approved by the Continuing Directors" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors so long as there are at least three
(3) Continuing Directors on the Board of Directors at the time of such unanimous vote.

  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (o) "Fair Market Value" refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

  (p) "Group" means persons who act in concert as described in Section 13(d)(3) of the Exchange Act.

  (q) "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422, described in Plan Section 3.2.

  (r) "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

  (s) "Option" means a Non-Qualified Stock Option or an Incentive Stock
Option.

  (t) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

  (u) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  (v) "Participant" means an individual who receives an Option hereunder.

  (w) "Plan" means the QMS, Inc. 1997 Stock Incentive Plan.

  (x) "Stock" means the Company's common stock, $0.01 par value per share.

  (y) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of an Option.

  (z) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  (aa) "Termination of Service" means the termination of the service relationship, whether employment or otherwise, between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

                      SECTION 2 THE STOCK INCENTIVE PLAN

  2.1 PURPOSE OF THE PLAN. The Plan is intended to (a) provide incentive to employees and directors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees and directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock; and (c) provide a means of obtaining and rewarding key personnel.

  2.2 STOCK SUBJECT TO THE PLAN. Subject to adjustment in accordance with
Section 4.2, 500,000 shares of Stock, $0.01 par value, (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time shall the Company have outstanding Options and shares of Stock issued in respect of Options in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

  2.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its affiliates to whom Options shall be granted and the terms and provisions of Options, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

  As to any matter involving a Participant who is not a "reporting person" for purposes of Section 16 of the Exchange Act, the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant's Stock Incentive Agreement and (b) determine the treatment of Options upon a Termination of Service, as contemplated by Plan Section 3.3.

  The Committee shall consist of at least two members of the Board of Directors and, during those periods that the Company is subject to the provisions of Section 16 of the Exchange Act, the Board of Directors shall consider the advisability of whether each such appointee shall qualify as a "non-employee director," as that term is defined in Rule 16b-3 as then in effect under the Exchange Act, and, during those periods that the Company has issued equity securities required to be registered under Section 12 of the Exchange Act, the Board of Directors shall consider the advisability of whether each such appointee shall separately qualify as an "outside director," within the meaning of Code Section 162(m) and the regulations promulgated thereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors, and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at the times and in the places as it may deem advisable. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

  2.4 ELIGIBILITY AND LIMITS. Options may be granted only to employees and directors of the Company or an affiliate; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s); except as the terms of the Stock Incentive Agreement may expressly provide otherwise. To the extent required under Code Section 162(m) and regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any single fiscal year of the Company to any Participant who is a covered employee, within the meaning of Code Section 162(m) and the regulations promulgated thereunder (a "Covered Employee"), shall not exceed 100,000.

                      SECTION 3 GENERAL TERMS OF OPTIONS

  3.1 GENERAL TERMS AND CONDITIONS.

  (a) The number of shares of Stock as to which an Option shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. If a Stock Incentive Agreement so provides, a Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price (as defined below) for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement.

  (b) Each Option shall be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement that is inconsistent with the Plan shall be null and void.

  (c) The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action necessary to complete the grant of the Option.

  (d) The Committee may provide in any Stock Incentive Agreement that, in the event of a Change in Control, the Option shall or may be cashed out on the basis of any price (the "Change in Control Price") not greater than the highest price paid for a share of Stock in any transaction reported by any market or system selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed one (1) year. For purposes of this Subsection, the cash-out of an Option shall be on the basis of the excess, if any, of the Change in Control Price (but not more than the Fair Market Value of the Stock on the date of the cash-out in the case of Incentive Stock Options) over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part.

  (e) Options shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

  3.2 OTHER TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company's stockholders.

  (a) Option Price. Subject to adjustment in accordance with Section 4.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner or to each grant of any Option to a Participant who is then a Covered Employee, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

  (b) Option Term. The term of an Option shall be as specified in the applicable Stock Incentive Agreement; provided, however that any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. "

  (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, (1) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (2) in a cashless exercise through a broker;
(3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price; or (4) in whole or in part in installments, in which case the Stock Incentive Agreement may require no down payment but shall provide for at least annual installments in cash, together with accrued interest on the unpaid principal balance at a rate at least equal to the minimum rate required at the date of exercise of the Option in order not to be a below-market loan under Code
Section 7872 and the minimum rate required at the date of exercise of the Option under Regulations prescribed by the Secretary of the Treasury under
Section 483(c)(1)(B) of the Code, and shall require that the unpaid balance of the aggregate Exercise Price shall be evidenced by a promissory note, secured by a pledge of shares of stock acquired pursuant to the exercise of the Option. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

  (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

  (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of the Termination of Service of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Service; provided, however, that in the case of a holder whose Termination of Service is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Subsection (e), Termination of Service of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

  (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

  3.3 TREATMENT OF AWARDS UPON TERMINATION OF SERVICE. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

                         SECTION 4 GENERAL PROVISIONS

  4.1 WITHHOLDING. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of an Option (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

  (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

  (b) Any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

  4.2 CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.

  (a) The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

  (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend, reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock. Any adjustment pursuant to this Section 4.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Options.

  (c) The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

  4.3 CASH AWARDS. The Committee may, at any time and in its discretion, grant to any holder of an Option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.

  4.4 COMPLIANCE WITH CODE. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

  4.5 RIGHT TO TERMINATE SERVICE. Nothing in the Plan or in any Stock Incentive Agreement shall confer upon any Participant the right to continue as an employee, officer or director of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's service at any time.

  4.6 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Option, that the Participant or other recipient of an Option represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

  4.7 NON-ALIENATION OF BENEFITS. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

  4.8 TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Option shall adversely affect the rights of the Participant under such Option.

  4.9 STOCKHOLDER APPROVAL. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after its adoption by the Board of Directors. If such approval is not obtained, any Option granted under the Plan shall be void.

  4.10 INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification that they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

  4.11 CHOICE OF LAW. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law.

  4.12 EFFECTIVE DATE OF PLAN. The Plan shall become effective upon the date the Plan is approved by the Board of Directors.

  IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 23rd day of October, 1996.

                                          QMS, Inc.

                                          By:__________________________________

                                          Title:_______________________________

ATTEST:

-------------------------------------

Title:_______________________________

     [CORPORATE SEAL]

                                   QMS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 21, 1997

        The undersigned hereby appoints Richard A. Wiggins and Gregory R. Jones, or either of them, proxies, with power of substitution, to vote the shares of common stock of QMS, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders on January 21, 1997 and any adjournment thereof, as follows:

           (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)

THIS PROXY, PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREON. IF NO DIRECTION          Please mark     [X]
IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR                  your votes as
PROPOSALS 2 AND 3. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS           indicated in
WHICH MAY PROPERLY COME BEFORE THE MEETING.                                               this example

1.  Election of Directors:                                     NOMINEES: Donald L. Parker, Ph.D. and F. Rigdon Currie

     FOR all nominees                 WITHHOLD
    listed to the right              AUTHORITY                 (Instructions:  To withhold authority to vote for any particular
    (except as marked        to vote for all nominees           nominee, draw a line through the name above.)
     to the contrary)          listed to the right
         [    ]                       [    ]

2.  Approval of an amendment to the              3.  Approval of the Company's 1997    4.  With discretionary power in the
    Company's Stock Option Plan for Directors.       Stock Option Incentive Plan.          transaction of such other business
                                                                                           as may properly come before the
      FOR     AGAINST    ABSTAIN                       FOR    AGAINST    ABSTAIN           meeting.
     [   ]     [   ]      [   ]                       [   ]    [   ]      [   ]
                                                                                           Dated:                    , 199
                                                                                                 --------------------     ---

                                                                                           ---------------------------------------
                                                                                                          Signature

                                                                                           ---------------------------------------
                                                                                                  Signature (if held jointly)
                                                                                               Title or authority (if applicable)
                                                                                           NOTE: Please sign exactly as name appears
                                                                                           hereon. If shares are registered in more
                                                                                           than one name, the signature of all
                                                                                           persons are required. A corporation
                                                                                           should sign in its full corporate name by
                                                                                           a duly authorized officer, stating his or
                                                                                           her title. Trustees, guardians, executors
                                                                                           and administrators should sign in their
                                                                                           official capacity, giving their full
                                                                                           titles as such. If a partnership, please
                                                                                           sign in the partnership name by an
                                                                                           authorized person.

                                                                                           PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                                              PROXY PROMPTLY, USING THE ENCLOSED
                                                                                                          ENVELOPE.
                                                                                           NO POSTAGE REQUIRED IF MAILED IN THE
                                                                                           UNITED STATES OF AMERICA.

                                     FOLD AND DETACH HERE